UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under Rule 14a-12
SOVEREIGN BANCORP, INC.

(Name of Registrant as Specified in Its Charter)
SOVEREIGN BANCORP, INC.

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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CERTAIN INFORMATION CONCERNING PARTICIPANTS
IN SOLICITATION BY SOVEREIGN BANCORP, INC.
Sovereign Bancorp, Inc. (“Sovereign”) and its directors and officers may be deemed to be participants in the solicitation of proxies from shareholders of Sovereign in connection with the election of directors at the 2006 annual meeting of shareholders. Information regarding the names of Sovereign’s directors and executive officers and their respective interests in Sovereign by security holdings or otherwise is set forth in Sovereign’s proxy statement relating to the 2005 annual meeting of shareholders, which may be obtained free of charge at the SEC’s website at http://www.sec.gov and Sovereign’s website at http://www.sovereignbank.com. Additional information regarding the interests of such potential participants will be included in the Proxy Statement and other relevant documents to be filed with the SEC in connection with Sovereign’s 2006 annual meeting of shareholders.
In addition, the following employees of Sovereign and its subsidiary, Sovereign Bank, may be deemed to be participants in the solicitation of proxies from shareholders of Sovereign in connection with the election of directors at the 2006 annual meeting of shareholders:
Douglas Abell; Patricia Amati; Michael Baylor; Jody Beasley; Joseph Beck; Charles Begley; Tracy Bemiller; Sally Bird; Joe Blaston; Robert Bobst; David Bongiorni; Jim Brennan; Frederick Brose; Julie Carozza; Thomas Cestare; Ross Chrisman; Sergius Chrush; Thomas Conaton; Jill Corey; James J. Cosman; Brendan Coughlin; Scott Coulter; Eugene Cross; Brandon Curran; Connie D’Augustine; Larry Davis; Ronald Defeo; Jay Delaney; Luanne Dematto; Stewart Dew; Anthony DiNovella; Joshua Dodd; Eugene Draganosky; Joseph Duffy; Debra Dupler; John Early; Richard Ehst; Kevin Flaherty; Keith Flanagan; Cynthia Gadberry; Laura Gallinoto; Carolann Gilbert; Kevin Gilroy; Steven Grassi; Gary Gregory; Barbara Groce; JoAnn Gruber; Jonathan Habib; Linda Hagginbothom; Wayne Hall; Linda Hammond; John Harrison; Donald Hoover; William Hourihan; Matthew Hughes; Beth Hums; Robert Jenkins; Kenny Johnson; Matthew Jozwiak; Gregory Katherman; David Kersley; Susan Kibbe; Jack Killen; Michael Klein; Lynn Kornita; Patrick Langan; Wendy Laranjo; Amy Lindsay; Mark Liteplo; Richard Lund; Jennifer Lundy; Jane Madio; Abhay Mayur; Lawrence McAlee; John D. McCarthy; Janet McCoy; Robert Mcdonald; Robert McGarry; Jill McNeil; Warren Metzger; Penny Myers; Joseph E. Nelson; Robert Nickey; Joseph Pahira; Edward Parra; Cheryl Patnick; William Patten; Matthew Payette; Cynthia Perini; Leilani Pettine; Carol Pockrus; Stephen Powers; Angelo Puerari; Peter Reilly; Marianna Riemer; Donna Rinier; Casey Roberts; Matthew Robison; Suzanne Rossi; Charles Roth; Kathleen Rouleau; Heather Row; Surya Sapra; Anthony Scafariello; Rodney Scott; Ronnie Sevilla; Carol Sexton; Robin Shane; Michael Sheehan; Nelson Simons; Tara Sirgey; Matthew Smith; Richard B. Smith; Cheryl Snowden; Wayne Sokolasky; John Stehman; Catherine Tracy; Timothy Urban; Patricia Velykis; Laurel Wagenheim; Stephen Wassmus; Diane Weaver; Stacey Weikel; Stephanie Wheeler; James J. White; Peter Wilkinson; Craig Williams; William Williamson; Bradley Willow; Leonard Wilson; James J. Zardecki; and Martin Zoller.
The employees named above beneficially own, in the aggregate, less than 0.5% of Sovereign’s outstanding shares of common stock. Certain of such employees are parties to agreements with Sovereign which provide severance benefits in the event that the employee’s employment is involuntarily terminated following a change of control of Sovereign or, in some cases, in the event that the employee’s employment is involuntarily terminated or the employee terminates employment for specified events of good reason following a change in control of Sovereign.
None of such employees are parties to an employment agreement with Sovereign.